                                                                     EXHIBIT 4.2


                                RESTRICTED LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY "AFFILIATE" OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER
(i) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND (ii) PURSUANT TO CLAUSE (E), TO REQUIRE THAT A REPRESENTATION LETTER IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE IS COMPLETED AND DELIVERED BY THE TRANSFEREE TO THE TRUSTEE. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE TRANSFER CERTIFICATE RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THE CERTIFICATE TO THE TRUSTEE.



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No. 1                                                $1,500,000,000.00



                       Williams Communications Group, Inc.
                        8.25% Senior Reset Note Due 2008

         Williams Communications Group, Inc., a Delaware corporation (the "COMPANY"), for value received hereby promises to pay to WCG NOTE TRUST or registered assigns the principal sum of ONE BILLION FIVE HUNDRED MILLION DOLLARS ($1,500,000,000.00) at the Company's office or agency for said purpose in The City of New York, on March 31, 2008 (the "NOTE MATURITY DATE"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually in arrears on the Business Day preceding March 15 and September 15 (each an "INTEREST PAYMENT DATE") of each year, commencing with the first Business Day preceding September 15, 2001, on said principal sum in like coin or currency initially at the rate of 8.25% per annum until the Reset Sale Date (the occurrence of which will be notified to the Trustee by the Indenture Trustee), and thereafter at the applicable Reset Rate at said office or agency from the most recent Interest Payment Date to which interest on the Notes has been paid or duly provided for, unless the date hereof is a date to which interest on the Notes has been paid or duly provided for, in which case from the date of this Note, or, if no interest on the Notes has been paid or duly provided for, from March 28, 2001. Upon the occurrence of an Issuer Only Payment Default, the interest rate on the Notes shall not change upon a sale of the Notes (in accordance with the Senior Indenture); provided, that in such event upon the occurrence of the Interest Rate Reset Date the Notes shall thereafter bear interest at a rate equal to the Interest Rate Reset Cap. Notwithstanding the foregoing, if the date hereof is after the Business Day prior to each March 1 or September 1 (each a "REGULAR RECORD DATE"), as the case may be, and before the immediately following Interest Payment Date, this Note shall bear interest from such Interest Payment Date; provided, that if the Company shall default in the payment of interest due on such Interest Payment Date then this Note shall bear interest from the next preceding Interest Payment Date to which interest on the Notes has been paid or duly provided for. The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date preceding such Interest Payment Date whether or not such day is a Business Day; provided that interest may be paid, at the option of the Company, by mailing a check therefor payable to the registered Holder entitled thereto at such Holder's last address as it appears on the Note register or by wire transfer, in immediately available funds, to such bank or other entity in the continental United States as shall be designated in writing by such Holder prior to the relevant Regular Record Date and shall have appropriate facilities for such purpose, or in accordance with the standard operating procedures of the Depositary (as defined in the Indenture).

         The Issuer, as the initial holder of the Note, is entitled to the benefits of the WCG Note Reset Remarketing Agreement.


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          Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

          Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.













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



         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                      WILLIAMS COMMUNICATIONS GROUP, INC.


                                      By:  /s/ Bob F. McCoy
                                          --------------------------------------
                                      Name: Bob F. McCoy
                                      Title: Senior Vice President

















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                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         Dated: March 28, 2001

         This is one of the Notes described in the within-mentioned Indenture.

                                       UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

                                       By: /s/ Glenn Mitchell
                                          -------------------------
                                       Authorized Signatory

                                 REVERSE OF NOTE

                       Williams Communications Group, Inc.

                        8.25% Senior Reset Note Due 2008

         This Note is one of a duly authorized issue of debt securities of the Company, limited to the aggregate principal amount of $1,500,000,000, issued or to be issued pursuant to an indenture dated as of March 28, 2001 (the "INDENTURE"), duly executed and delivered by the Company to United States Trust Company of New York, as Trustee (herein called the "TRUSTEE"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders (the words "HOLDERS" or "HOLDER" meaning the registered holders or registered holder) of the Notes and for the definition of certain capitalized terms used herein.

          This Note will bear interest initially at the rate of 8.25% per annum until the Reset Sale Date, and at the applicable Reset Rate thereafter until paid in full. Upon the occurrence of an Issuer Only Payment Default, the interest rate on the Notes shall not change upon a sale of the Notes (in accordance with the Senior Indenture); provided, that in such event upon the occurrence of the Interest Rate Reset Date the Notes shall thereafter bear interest at a rate equal to the Interest Rate Reset Cap. The Company will pay interest on overdue principal of, premium, if any, and to the extent lawful, interest on overdue installments of interest, initially at the rate of 10.25% per annum until the Reset Sale Date, and at a rate per annum equal to the applicable Reset Rate plus 200 basis points thereafter, in each case based on a 360-day year consisting of twelve 30-day months.

         In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of all the Notes may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Notes then outstanding and that, prior to any such declaration, such Holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of, premium, if any, or interest on any of the Notes or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding Note affected. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Note which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Note or such other Notes.

         The Indenture permits the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to enter into one or more indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders; provided that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note: (1) change



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



the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the interest thereon that would be due and payable upon the Stated Maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; (2) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is necessary for any such supplemental indenture or required for any waiver of compliance with certain provisions of the Indenture or certain Defaults thereunder; (3) except as otherwise required by Section 5.08 of the Indenture, subordinate in right of payment, or otherwise subordinate, the Notes to any other Debt; (4) except as otherwise required by the Indenture, release any security interest that may have been granted in favor of the Holders of the Notes; (5) reduce the premium payable upon the redemption of any Note nor change the time at which any Note may be redeemed, as described in the Indenture; (6) reduce the premium payable upon a Change of Control Triggering Event; (7) make any change in any Domestic Restricted Subsidiary Guarantee that would adversely affect the Holders of the Notes; or (8) modify any provision of this paragraph (except to increase any percentage set forth herein).

         Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may, at any time and from time to time, without notice to or consent of any Holders of Notes, enter into one or more indentures supplemental to the Indenture: (1) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company in the Indenture and the Notes; (2) to add to the covenants of the Company, for the benefit of the Holders, or to surrender any right or power conferred upon the Company by the Indenture; (3) to add any additional Events of Default; (4) to provide for uncertificated Notes in addition to or in place of certificated Notes; (5) to evidence and provide for the acceptance of appointment under the Indenture of a successor trustee; (6) to secure the Notes; (7) to comply with the Trust Indenture Act of 1939; (8) to add additional Guarantees with respect to the Notes or to release Guarantors from Domestic Restricted Subsidiary Guarantees as provided by the terms of the Indenture; or (9) to cure any ambiguity in the Indenture, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provision with respect to matters or questions arising under the Indenture; provided such actions shall not adversely affect the interests of the Holders in any material respect.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, times, and rate, and in the currency, herein prescribed.

         The Notes are issuable only as registered Notes without coupons in denominations of $1,000 and any multiple of $1,000.

         At the office or agency of the Company referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.


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


         Upon due presentment for registration of transfer of this Note at the above-mentioned office or agency of the Company, a new Note or Notes of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other similar governmental charge that may be imposed in connection therewith.

         The Company may redeem all or part of the Notes at any time upon not less than 30 nor more than 60 days' notice at the applicable Make-Whole Price.

         Subject to payment by the Company of a sum sufficient to pay the amount due on redemption, interest on this Note (or portion hereof if this Note is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Note (or portion hereof if this Note is redeemed in part).

         Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), any Holder of Notes will have the right to cause the Company to purchase the Notes of such Holder, in whole or in part in integral multiples of aggregate principal amount of $1,000, at a purchase price in cash equal to the Change of Control Triggering Event Purchase Price, as provided in, and subject to, the terms of the Indenture.

         The Company, the Trustee, and any authorized agent of the Company or the Trustee, may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Trustee or any authorized agent of the Company or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Company nor the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based thereon, or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Notes or because of the creation of any Debt (as defined in the Indenture) represented thereby, against any incorporator, shareholder, officer, director, employee or controlling person of the Company or of any successor Person thereof, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         The Indenture is hereby incorporated by the reference and to the extent of any variance between the provisions hereof and the Indenture, the Indenture shall control.

         This Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

                            [FORM OF TRANSFER NOTICE]

         FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.


---------------------------------------------------------------------------
Please print or typewrite name and address including zip code of assignee


---------------------------------------------------------------------------

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.



 Date:
         -----------                        -------------------------------

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            within-mentioned instrument in
                                            every particular, without alteration
                                            or any change whatsoever.



In connection with any transfer of this Note, the undersigned confirms that such
Note is being:

CHECK ONE BOX BELOW

         (1)     [ ]       exchanged for the undersigned's own account without
                           transfer; or

         (2)     [ ]       transferred pursuant to and in compliance with Rule
                           144A under the Securities Act of 1933; or

         (3)     [ ]       transferred pursuant to and in compliance with
                           Regulation S under the Securities Act of 1933; or

         (4)     [ ]       transferred to an institutional "accredited
                           investor" within the meaning of subparagraph (a)(1),
                           (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the Note for its own account, or for the account of such an institutional "accredited investor," for investment purposes and not with a



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



                           view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or

         (5)     [ ]       transferred pursuant to another available exemption
                           from the registration requirements of the Securities
                           Act of 1933; or

         (6)     [ ]       transferred pursuant to an effective Registration
                           Statement; or

         (7)     [ ]       transferred to the Company.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Note such legal opinions, certifications and other information as the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act; provided, further, that (i) if box 2 is checked, the transferee must also certify that it is a qualified institutional buyer as defined in Rule 144A or (ii) if box 4 is checked, the transferee must also provide a representation letter in form and substance reasonably satisfactory to the Trustee.

Date:
         ----------------
                                            -----------------------------------
                                            Seller

                                            By
                                               --------------------------------

                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            within-mentioned instrument in every
                                            particular, without alteration or
                                            any change whatsoever.




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


                       OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to have this Note purchased by the Company pursuant to
Section 3.15 or Section 3.18 of the Indenture, check the Box: [ ]

         If you wish to have a portion of this Note purchased by the Company pursuant to Section 3.15 or Section 3.18 of the Indenture, state the amount (in principal amount): $_______________.

Date:
     ---------------

Your Signature:
                ----------------------------

                      (Sign exactly as your name appears on
                          the other side of this Note)








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